CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement No. 333-254953 on Form S-6 of our report dated May 21, 2021, relating to the financial statement of FT 9359, comprising Virtual Economy Portfolio, Series 5, appearing in the Prospectus, which is a part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Chicago, Illinois

May 21, 2021